UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

IDAHO COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-108715	98-0221494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. Main St, Ste 1460 Boise, ID	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 274-9220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On March 28, 2024, Idaho Copper Corporation, a Nevada corporation (the “Company”), completed the final closing of the private placement (the “Offering”) previously disclosed in the Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 5, 2024. On said date, the Company entered into subscription agreements with six (6) additional accredited investors for 21 2/3 units (each, a “Unit” and, collectively, the “Units”) and $260,000.00 in gross proceeds for a total $1,952,000 or 162 2/3 Units sold.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2024, John Moeller submitted his resignation from his position as a member of the board of directors (the “Board”) of the Company, effective immediately. Mr. Moeller’s resignation does not arise from any disagreement with the Company on any matter relating to its operations, policies, or practices. The Board accepted the resignation of Mr. Moeller as a member of the Board by written resolution on April 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IDAHO COPPER CORPORATION

Dated: April 2, 2024	By:	/s/ Robert Scannell
	Name:	Robert Scannell
	Title:	Chief Financial Officer and Treasurer